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                     AMENDMENT TO MANAGEMENT AGREEMENT

            This amendment dated July 11, 1994 (the "Amendment") by and between NATIONAL HEALTHPLEX, INC., a Pennsylvania nonprofit public benefit corporation ("NH") having an office at 505 Park Avenue, 19th Floor, New York, New York 10022, Attention: Mr. Larry Morehead, and SENIOR QUARTERS MANAGEMENT CORP., a New York corporation ("Manager") having an office at 339 Crossways Park Drive, Woodbury, New York 11997 is made to that certain management agreement dated as of January 21, 1993 (which has not been amended) by and between United Community and Housing Development Corporation ("UCHDC") and Manager (the "Management Agreement").

            WHEREAS, UCHDC has agreed pursuant to that certain purchase agreement between UCHDC and NH dated August 6, 1993 to convey to NH, and NH has agreed to assume, all of UCHDC's right, title and interest in the Project (as the term "Project" is defined in the Management Agreement), and

            WHEREAS, after the transfer of the Project to NH, NH desires to continue to employ Manager in connection with the Project pursuant to the Management Agreement as modified by this Amendment.

            NOW, THEREFORE, in consideration of the mutual promises and agreements between the parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NH and Manager hereby mutually agree as follows:

            1. All references to the "Company" in the Management Agreement and this Amendment shall hereafter be deemed to mean NH only.

            2. Paragraph 5(a) of the Management Agreement is hereby deleted in its entirety and is replaced with the following language:

                  "a.   Preparation and submission to Company FOR ITS APPROVAL
            of a recommended operating budget for the initial operating year of the Project."

            3. The following sentence shall be added to the end of paragraph 6 of the Management Agreement:

                  "Manager agrees to provide Company no later than March 1 of each year of Manager's employ all information necessary for Company's accountants to prepare Company's tax returns and filings.'

            4. The following sentence is hereby added to the end of paragraph 7(c) of the Management Agreement:



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                  "Manager will, in evaluating such applications, consider the charitable nature of the Company's activities."

            5. The following language is hereby added to the end of the first full paragraph of paragraph 8 of the Management Agreement:

                  "All funds in the Operating and Expense Account shall be
            transferred by Manager to the Trustee weekly. The Operating and Expense Account shall not be commingled with any other funds collected by Manager, as agent for other third parties or otherwise."

            6. The following language shall be added to the end of paragraph 10(e) of the Management Agreement:

                  "Unless disclosed in writing to the Company in advance, all agreements for goods and services shall be made with third parties not affiliated with Manager. Manager must obtain Company's prior written consent for any agreements for goods or services made by Manager with Manager's affiliates."

            7. In paragraph 11(c) of the Management Agreement, the misspelled word "ding" shall be correctly spelled as "dining."

            8. Paragraph 13 of the Management Agreement shall be deleted in its entirety and replaced with the following (additions are underlined):

                  "13.  EMPLOYEES.  The Management Plan generally prescribes the number of personnel to be regularly employed in the management of the Project, including an Administrator, an Activities Director, a Case Manager, Resident Care Attendants and maintenance, bookkeeping, clerical, and other managerial employees. All such personnel are employees of the Company and not the Manager and will be hired, supervised and discharged for the Company by the Manager, subject to the Company's prior approval, as follows:

                  a. The Administrator will have duties of the type usually associated with such position and will coordinate Project activities in the interest of good overall management.

                  b. The compensation (including fringe benefits, as approved by Company) of the Administrator, the Program Director, and the other employees will be as generally prescribed in the Management Plan. All compensation paid by Company pursuant to the annual budget shall be subject to Company's prior review and approval.



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                  c.    Company will be responsible for compensation (including
            fringe benefits) payable to the management and maintenance employees, as prescribed in the Management Plan, and for all local, state, and federal taxes and assessments (including, but not limited to, Social Security taxes, unemployment insurance, and worker's compensation insurance) incidental to the employment of such personnel. Such compensation will be paid out of the Operating and Expense Account and will be treated as Project expenses.

                  d. Compensation (including fringe benefits, as approved by Company) payable to the Administrator, Program Director, and all bookkeeping, clerical, and other managerial personnel plus all the employment of such personnel, will be paid by Company from the Operating and Expense Account and will not be paid out of the Manager's fee.

                  e. Manager represents that it is, and, at all times during the term hereof, will be, an equal opportunity employer, in compliance with all federal, state and local legal requirements. Manager further represents that it will comply with all applicable wage and hour and similar laws relating to the employment of personnel at the Project.

                  f. Understanding that it constitutes a material inducement to Company for entering into this Amendment, Manager represents that upon the termination of this Management Agreement (whether pursuant to paragraph 29 hereof or due to the expiration of the Initial Term or the Initial Term as extended hereby) Manager shall take all steps reasonably necessary to retain the employment of all personnel at the Project as Company employees so that Company shall continue to be the employer of all said personnel after Manager's termination."

            9. The reference in paragraph 16(b)(i)(a) to "Subsection 14(c)" is hereby corrected to read "13(c)".

            10. Paragraph 17 of the Management Agreement is hereby deleted in its entirety and replaced with the following language (additions are underlined):

                  "BUDGETS.  Annual operating budgets for the Project must be
            APPROVED OR DISAPPROVED by Company within THIRTY (30) Business
            Days of Company's receipt of such budgets. Except as permitted under Subsection 11(e) above, annual disbursements for each type of operating expenses itemized in the Project Budget will not exceed the lesser of $5,000 or twenty (20%) percent the amount authorized for that category by the approved Project Budget without the written consent of Manager and Company except for utilities, real estate taxes, any other extraordinary


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            expenses.  In addition to preparation and submission of a
            recommended Project Budget for the initial Fiscal Year, Manager will prepare a recommended Project Budget for each subsequent Fiscal Year, which shall commence during the term of this Agreement, and will submit the same to Company at least SIXTY (60) days before the beginning of such Fiscal Year. Company will promptly inform Manager of changes, if any, incorporated in the approved Project Budget, and Manager will keep Company informed of any anticipated deviation from the receipts or disbursements stated in the approved Project Budget. NOTWITHSTANDING ANYTHING TO THE CONTRARY STATED HEREIN, IN CONSULTATION WITH MANAGER, COMPANY SHALL RETAIN THE POWER TO AMEND BUDGETS TO THE EXTENT NOT INCONSISTENT WITH THE LOAN DOCUMENTS."

            11.a. The following language shall be added to the end of paragraph 19(b) of the Management Agreement:

                  "Unless disclosed in writing to the Company in advance, all agreements for goods and services shall be made with third parties not affiliated with Manager. Manager must obtain Company's prior written consent for any agreements for goods or services made by Manager with Manager's affiliates."

            b. The words "(other than management services)" shall be deleted from the end of paragraph 19(c) of the Management Agreement.

            12. The proviso commencing in the 26th line of paragraph 23(h) of the Management Agreement shall be added also to the end of paragraph 23(i) thereof, except that the word "Manager" shall be changed to "Company" in said paragraph 23(i).

            13. Paragraph 24 of the Management Agreement is hereby deleted in its entirety and replaced with the following language (additions are underlined):

                  "Any taxes or other governmental obligations properly imposed on the Project are the obligations of the COMPANY OR THE Project, not of Manager, and shall be paid from Project Revenues. AT THE COMPANY'S WRITTEN REQUEST, Manager shall contest the validity or amount of any such tax or imposition on the Project, subject to the terms and conditions of the Ground Lease. Company hereby agrees that it shall cooperate fully in any such contest of taxes or impositions by Manager."

            14. Paragraph 27(b) of the Management Agreement is hereby deleted in its entirety and replaced with the following language (additions are underlined):



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                  "AT THE DIRECTION OF THE COMPANY, conduct the interviews and select the key Project management personnel that will be hired as employees of the Project prior to the first resident occupancy."

            15. Paragraph 28(d) of the Management Agreement shall be deleted in its entirety.

            16. In paragraph 32 of the Management Agreement before the sentence commencing "Such loans shall . . ." the words "In the event Manager, at the written request of the Company, makes loans for expenses,".

            17. Paragraph 33 of the Management Agreement shall be amended by adding the words "subject to prior written approval of the Company" after the words "legal counsel" in the third line thereof. The words "out of the Admission Account" shall be deleted.

            18. Paragraph 34(a) is hereby deleted in its entirety and replaced with the following language:

                  "a.   To Company at:

                              National Healthplex, Inc.
                              505 Park Avenue, 19th Floor
                              New York, New York 10022
                              Attention:  Mr. Larry Morehead"

                  b.    To Manager at:

                              Senior Quarters Management Corp.
                              c/o The Kapson Group
                              339 Crossways Park Drive
                              Woodbury, New York 11797
                              Attention:  Mr. Wayne Kaplan

            19. Section 1 of the Index to the Management Plan annexed to the Management Agreement shall be amended to change the words "Retirement Housing Corporation of New York" to "Senior Quarters Management Corp."

            20. Except as modified hereby, the Management Agreement is hereby ratified by Manager and NH and it shall remain in full force and effect commencing on the date of transfer of the Project from UCHDC to NH. Manager hereby acknowledges that there are no defaults under the terms, conditions or obligations of the Management Agreement and Manager has no claim for damages or otherwise against UCHDC or NH.


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            IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this Amendment.

                                    COMPANY:

                                    NATIONAL HEALTHPLEX, INC.


                                    By:  /S/
                                       ------------------------------
                                          Authorized Signatory
                                          Position: EXECUTIVE DIRECTOR


                                          MANAGER:

                                          SENIOR QUARTERS MANAGEMENT CORP.



                                    By:   /S/
                                       -------------------------------
                                          Authorized Signatory
                                          Position: VICE PRESIDENT

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